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                EXHIBIT 12.1 - STATEMENT RE: COMPUTATION OF RATIO
                          OF EARNINGS TO FIXED CHARGES

                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                   (AMOUNTS IN THOUSANDS EXCEPT RATIO AMOUNTS)


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
                                                         NINE MONTHS ENDED
                                                        SEPTEMBER 30, 2002
                                                        ------------------
Earnings before fixed charges:
Income from continuing operations                              $137,634
Add:  Interest expense                                           82,841
      Depreciation expense on cap'd interest                      2,178
      Amortization of deferred
        financing costs                                           2,881
                                                               --------
Earnings before fixed charges                                  $225,534
                                                               ========

Fixed charges:
Interest expense                                                 82,841
Amortization of deferred financing charges                        2,881
Capitalized interest                                             13,242
                                                               --------
Fixed charges                                                  $ 98,964
                                                               --------
Ratio of earnings to fixed charges                                 2.28
                                                               ========
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